UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 24, 2006
RADISYS CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	0-26844	93-0945232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5445 NE Dawson Creek Drive
Hillsboro, Oregon	97124
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (503) 615-1100
No Change
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 204.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
On October 26, 2006, RadiSys Corporation (the “Company”) announced that Julia A. Harper will be assuming a new role within the Company as Vice President of Corporate Operations effective the day after the filing of the Quarterly Report on Form10-Q for the third quarter, currently expected to be filed during the week of November 6, 2006. Brian Bronson, who currently serves as Vice President of Finance and Business Development of the Company, will succeed Ms. Harper and become the Company’s Chief Financial Officer. In connection with the appointment of Brian Bronson as Chief Financial Officer of the Company, discussed further below under Item 5.02, the Company has entered into an Executive Change of Control Agreement with Mr. Bronson to become effective on the date that he assumes the position of Chief Financial Officer. For further discussion of the terms of the Executive Change of Control Agreement and the compensation terms, see Item 5.02 below.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
As noted above under Item 1.01, Ms. Harper, age 47, the Company’s current Chief Financial Officer since 2001, will become the Vice President of Corporate Operations and be responsible for the design and execution of an efficient and cost-effective global operations capability that supports the Company’s strategies. In this role, Ms. Harper will oversee manufacturing operations, IT, systems and facilities to design and implement a comprehensive operations capability. Keith Lambert, Vice President of Manufacturing Operations, will report to Ms. Harper in her new role.
Brian Bronson, age 35, who currently serves as Vice President of Finance and Business Development of the Company, will succeed Ms. Harper and become the Company’s Chief Financial Officer. Mr. Bronson joined RadiSys in 1999 and has been an officer of the Company since 2000. Prior to his current role as Vice President of Finance and Business Development, Mr. Bronson held the position of Treasurer and Chief Accounting Officer of the Company. Before joining RadiSys, from 1995 to 1999, Mr. Bronson held a number of financial management roles at Tektronix, Inc. where he was responsible for investor relations, finance and accounting functions for both domestic and international operations. Prior to joining Tektronix, Inc. Mr. Bronson practiced as a Certified Public Accountant with the accounting firm Deloitte and Touche, LLP. Mr. Bronson holds a bachelors degree in Business Administration and Communications from Oregon State University.
Mr. Bronson will be granted equity awards of 12,000 shares of restricted stock and 36,000 options under the Company’s 1995 Employee Stock Incentive Plan effective on the date he assumes the role of Chief Financial Officer. Additionally, the Company has entered into an Executive Change of Control Agreement (the “Agreement”) with Mr. Bronson. The Agreement provides for certain payments and benefits in the event that the Company undergoes a change of control, as defined in the Agreement. The foregoing description is a summary description, does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement. You are encouraged to read the Agreement for a more complete understanding of the terms of such agreement. The Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.
A summary setting forth the officers’ compensation and performance goals and business criteria required for payment of incentive awards is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.
On October 26, 2006, the Company issued a press release announcing the management changes described above under Item 5.02. A copy of the press release is furnished as Exhibit 99.1 attached hereto and is incorporated herein by reference.
Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description

10.1	Executive Change of Control Agreement by and between the Company and Brian Bronson

10.2	Summary of Compensation and Performance Goals and Business Criteria for Payment of Incentive Awards

99.1	Press Release, dated October 26, 2006

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADISYS CORPORATION

Date: October 27, 2006	By:	/s/ Scott C. Grout

	Name:	Scott C. Grout
	Title:	President and Chief Executive Officer

Exhibit Index

Exhibit
Number	Description

10.1	Executive Change of Control Agreement by and between the Company and Brian Bronson

10.2	Summary of Compensation and Performance Goals and Business Criteria for Payment of Incentive Awards

99.1	Press Release, dated October 26, 2006

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